UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2007

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-16960	22-2584333

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY	40223

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	502-420-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Items

The Genlyte Group Incorporated announced that the company’s Board of Directors has authorized the repurchase of up to 5% or approximately 1,450,000 shares of the Company’s outstanding common stock.  Under the share repurchase program, the company expects to acquire shares primarily through open market transactions, subject to market conditions and other factors.  The company may enter into Rule 10b5-1 plans to facilitate open market repurchases under the program at times when it might otherwise be prevented from doing so under certain securities laws, provided the plan is adopted when the Company is not in possession of material non-public information.

Larry Powers, Chairman, President, and Chief Executive Officer of Genlyte Group, said, “The share repurchase program reflects our confidence in Genlyte’s financial and operating performance strength.  We completed four acquisitions during the past 18 months and we look forward to additional investments to optimize shareholder value in the future. The stock repurchase program will not impair our ability to take advantage of good acquisition and capital investment opportunities. “

Genlyte’s sales for the year ended December 31, 2006 were $1,484.8 million with net income of $154.5 million and earnings before income taxes, depreciation and amortization (“EBITDA”) of $240.3 million. As of the second quarter ended June 30, 2007 the Company had cash balances of $64.9 million and debt totaling $143.2 million

EBITDA has been presented since management believes it is an important operating performance measure that provides investors and analysts with an indication of the Company’s operating performance and permits them to evaluate the Company’s cost effectiveness and production efficiencies relative to competitors.  However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States ("GAAP") and may not be comparable to other similarly titled measures of other companies.  EBITDA should not be considered as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flow.  EBITDA (operating profit plus depreciation and amortization) has been reconciled to the nearest GAAP measure.

The Genlyte Group Incorporated (Nasdaq: GLYT) is a leading manufacturer of lighting fixtures, controls, and related products for the commercial, industrial and residential markets. Genlyte sells lighting and lighting accessory products under the major brand names of Alkco, Allscape, Ardee, Canlyte, Capri/Omega, Carsonite, Chloride Systems, Crescent, D’ac, Day-Brite, Gardco, Guth, Hadco, Hanover Lantern, High-Lites, Hoffmeister, Lam, Ledalite, Lightolier, Lightolier Controls, Lumec, Morlite, Nessen, Quality, Shakespeare Composite Structures, Specialty, Stonco, Strand, Thomas Lighting, Thomas Lighting Canada, Vari-Lite, Vista, and Wide-Lite.

For additional information about Genlyte please refer to the Company’s web site at: http://www.genlyte.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

(Registrant)

Date: August 24, 2007
/s/ William G. Ferko

Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

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